Exhibit 10.1
FIRST AMENDMENT TO THE
GOLDLEAF FINANCIAL SOLUTIONS, INC
2005 LONG-TERM EQUITY INCENTIVE PLAN
     First Amendment to the Goldleaf Financial Solutions, Inc. (the “Company”) 2005 Long-Term Equity Incentive Plan (the “Plan”) as adopted by the Company’s Board of Directors on August 8, 2006.
     FIRST, because the name of the Company has been changed from Private Business, Inc., to Goldleaf Financial Solutions, Inc., Sections 1.1, 2.8 and 2.21 of the Plan are hereby amended to reflect such name change.
     SECOND, effective retroactively as of January 23, 2006, Section 5.2(d) of the Plan is deleted in its entirety and replaced with the following:
“(d) No one Participant may be granted any Award covering an aggregate number of shares of Stock in excess of Nine Hundred Thousand (900,000) shares of Stock in any calendar year.”
     THIRD, Section 5.2(e) of the Plan is deleted in its entirety and replaced with the following:
“(e) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee shall include, as appropriate: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable; provided, however, that that the limitations of sections 422 and 424 of the Code shall apply with respect to adjustments made to ISOs so as not to cause any ISO to cease to qualify as an ISO under section 422 of the Code or to cause any “modification” to an ISO, as that term is defined by the Code and Regulations. All determinations made by the Committee pursuant to this Paragraph 5.2(e) shall be final and binding on the Participants.”
     FOURTH, in order to correct a scrivener’s error, the reference in Plan Section 8 made to “Paragraph 5.2(d)” is hereby amended so that the reference is to “Paragraph 5.2(e).”
     FIFTH, except as amended hereby, the provisions of the Plan shall remain in full force and effect.
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